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                                                                    EXHIBIT 99.1

For Immediate Release           Investor Contact: Wesley B. Wampler
May 30, 2003                                      Director of Investor Relations
                                                  Phone: 540-949-3447
                                                  wamplerwes@ntelos.com

                                Media Contact:    Mike Minnis
                                                  Public Relations Manager
                                                  Phone: 540-946-7290
                                                  minnism@ntelos.com

     NTELOS FILES DISCLOSURE STATEMENT FOR ITS JOINT PLAN OF REORGANIZATION

Waynesboro, VA - May 30, 2003 - NTELOS Inc. today announced that it has filed our Disclosure Statement in connection with its Chapter 11 case, which is pending in the United States Bankruptcy Court for the Eastern District of Virginia (the "Court"). The Court must approve the Disclosure Statement, which provides details regarding the Joint Plan of Reorganization ("Plan"), before the company can solicit votes on its Plan. Following Court approval of the Disclosure Statement, the Plan - which has the support of the company's creditors' committee - would become effective only after receiving the required vote under bankruptcy law and confirmation by the Court. The company believes that the Plan is consistent with the Plan Support Agreement the company entered into with a majority of its bank lenders (the "Supporting Lenders") on April 10, 2003.

NTELOS and certain of its subsidiaries voluntarily filed for reorganization under Chapter 11 of the U.S. Bankruptcy Code on March 4, 2003 in order to complete development and implementation of a comprehensive financial restructuring plan that would significantly reduce the company's debt.

James Quarforth, Chief Executive Officer of NTELOS, said, "The filing of our Disclosure Statement is a major step towards our emergence from the Chapter 11 process. Equally important, working closely with our principal creditors, we have developed a plan that meets our primary objective of positioning ourselves for long-term success through a meaningful level of debt reduction."

Under the Disclosure Statement and Plan, as proposed and subject to approval by the Court:

..    The reorganized company would sell $75 million aggregate principal amount of new 9% convertible notes ("New Notes"), consistent with the terms of the Subscription Agreement dated April 10, 2003. For more information regarding the Subscription Agreement, including conditions to the consummation of such agreement, please refer to the company's Form 8-K dated April 10, 2003.

..    As contemplated by the Plan Support Agreement, the reorganized company and its subsidiaries would enter into a new credit agreement with the Supporting Lenders on substantially the terms set forth in the Exit Financing Term Sheet, which has been filed with the Securities and Exchange Commission ("SEC"). For more information regarding the Plan Support Agreement, which attaches the Exit Financing Term Sheet, including conditions to the consummation of such agreements, please refer to the company's Form 8-K dated April 10, 2003.

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..    The reorganized company would issue substantially all of the new common stock to holders of the company's senior notes, as detailed in the Plan. Holders of subordinated notes would also receive new common stock under the Plan.

..    Holders of preferred stock would receive warrants to purchase new common stock of the reorganized company, as detailed in the Plan. Holders of common stock would have no recovery.

Under the Plan, the reorganized company would pay holders of allowed claims in cash, as detailed therein. The Disclosure Statement filed in connection with the Plan also includes financial projections regarding the company's reorganized business enterprise value, including support for the "best interests" requirements for the Plan under the Bankruptcy Code, and events leading up to and during the company's Chapter 11 case.

The company anticipates a July 1, 2003 date for a required Court hearing on the Disclosure Statement.

The company is filing the Disclosure Statement and Plan on Form 8-K with the SEC.

NTELOS Inc. (OTCBB: NTLOQ) is an integrated communications provider with headquarters in Waynesboro, Virginia. NTELOS provides products and services to customers in Virginia, West Virginia, Kentucky, Tennessee and North Carolina, including wireless digital PCS, dial-up Internet access, high-speed DSL (high-speed Internet access), and local and long distance telephone services. Detailed information about NTELOS is available online at www.ntelos.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

Bankruptcy law does not permit solicitation of acceptances of the Plan until the Court approves the Disclosure Statement relating to such Plan as providing adequate information of a kind, and in sufficient detail, as far as is reasonably practicable in light of the nature and history of the debtor and the condition of the debtor's books and records, that would enable a hypothetical reasonable investor typical of the holder of claims or interests of the relevant class to make an informed judgment about the Plan. Accordingly, this announcement is not intended to be, nor should it be construed as, a solicitation for a vote on the Plan. The company will emerge from Chapter 11 if and when the Plan receives the requisite stakeholder approval and is confirmed by the Court.

This press release and oral statements made from time to time by representatives of the company may contain "forward-looking statements" concerning the company's future expectations, financial and operating projections, plans, strategies and the trading market for its securities, including the company's ability to finalize the terms of a plan of reorganization acceptable to the company's senior noteholders and bank group. Forward-looking statements made by the company are based on a number of assumptions, estimates and projections. These statements are not guarantees of future performance and involve risks and uncertainties, including those relating to (i) the impact of the bankruptcy filing on the company's business, (ii) the interest of market makers and others in maintaining an active market for the company's securities, (iii) the company's ability to operate under debtor-in-possession financing, (iv) the company's ability to develop, prosecute, confirm and consummate a plan of reorganization, (v) the company's ability to maintain vendor, lessor and customer relationships while in bankruptcy, (vi) the additional expenses associated with bankruptcy as well as the possibility of unanticipated expenses, and (vii) market conditions and competition in the communications industry generally and those set forth in documents filed by the company with the Securities and Exchange Commission, and any significant deviations from these assumptions could cause actual results, performance or achievements of the company to differ materially from those expressed or implied by such forward-looking statements. The company undertakes no obligation to revise or update such forward-looking statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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These and other factors, including the terms of any plan of reorganization ultimately confirmed, can affect the value of the debtors various pre-petition liabilities and/or other equity securities. No assurance can be given as to what values, if any, will be ascribed in the bankruptcy proceedings to each of these constituencies.

As described in the company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, holders of the company's common stock should assume that they will be entitled to no recovery under the plan of reorganization. In addition, under certain conditions specified in the Bankruptcy Code, a plan of reorganization may be confirmed notwithstanding its rejection by an impaired class of creditors or equity holders and notwithstanding the fact that equity holders do not receive or retain property on account of their equity interests under the plan.

Accordingly, the company urges that appropriate caution be exercised with respect to existing and future investments in the company's common stock or any claims relating to pre-petition liabilities and/or other company securities.

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